EXHIBIT 5.1

OPINION AS TO LEGALITY

JOSEPH I. EMAS

ATTORNEY AT LAW

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone

     Facsimile

(305) 531-1174                                                            (305) 531-1274

 April 16, 2006

United States Securities and Exchange Commission

Washington, D.C. 20549

Re:  High End Ventures, Inc.

Ladies and Gentlemen:

I have acted as special counsel for the High End Ventures, Inc., a Colorado corporation (the “Company”),for the limited purpose of rendering this opinion in connection with the registration (pursuant to the Registration Statement) of 2,070,000 shares (the "Shares") of the common stock, par value $0.001 per share, of the Company.  I was not engaged to prepare or review the Registration Statement, and I have not prepared or reviewed any portion of the Registration Statement.  I express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, and I hereby disclaim any responsibility for the content of the Registration Statement.

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; (e) such statutes, records and other documents as I have deemed relevant (f) certain representations made by the company, its counsel and its auditors.

In addition, I opine upon Colorado law, including the statutory provisions, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting those laws.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the foregoing, I am also of the opinion that:

1.

The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Colorado, with corporate power to conduct its business as described in the Registration Statement.

2.

 I am of the opinion that all of the Registered Shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Colorado (Chapter 78A of the Colorado Revised Statutes).

I hereby consent to the Company’s filing of this legal opinion with the Securities and Exchange Commission as Exhibit 5.1 to its registration statement on Form SB-2.

Very truly yours:

/s/ Joseph I. Emas

    Joseph I. Emas